Exhibit 1.1

                                 SUBSCRIPTION AGREEMENT








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                                CDBEAT.COM, INC.
                    SUBSCRIPTION AGREEMENT - COMMON SHARES

Gentlemen: The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to CDBEAT.COM, INC., hereby subscribes for the purchase of the number of Common Shares indicated below (minimum of one hundred) of CDBEAT.COM, INC., at a purchase of $2.50 per Share as set forth in the Prospectus. By such payment, the named Investor further acknowledges receipt of the Prospectus and any Supplement and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.  INVESTMENT:   (1) Number of Shares                ___________
                  (2) Total Contribution ($2.50/Share) $_______________
                  (3) Initial Purchase [  ]      Additional Purchase [ ]
                  Date of Investor's check___________________

B.   REGISTRATION:
                  (4)  Registered owner:_____________________________
                        Co-Owner:             ____________________________
                  (5) Mailing address:    _____________________________
                        City, State & zip:    ____________________________
                  (6) Residence Address (if different from above):

                         __________________________________________________
                         __________________________________________________

                  (7) Birth Date: ___________/___________/____________
                  (8) Employee or  Affiliate: Yes__________No___________
                  (9) Please indicate Citizenship Status: _________________
                  (10) Social Security:
                  #:_____________/_____________/_______________
                       U.S. Citizen   [ ]    Other   [ ]
                  Co-Owner Social Security:
                  #:_________________/_____________/_______________
                  (11) Telephone (H) (       ) ______________________
                  Corporate or Custodial: ____________/___________/____________
                  Taxpayer ID #: ______-______________/______________

C       OWNERSHIP [ ] Individual  Ownership [ ] IRA or Keogh
                  [ ] Joint Tenants  with  Rights of  Survivorship
                  [ ]  Trust/Date  Trust Established_______________
                  [ ]  Pension/Trust  (S.E.P.)  [ ]Tenants  in Common
                  [ ] Tenants by the  Entirety [ ]  Corporate Ownership
                  [ ] Partnership [ ]Other_____________________
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D. SIGNATURES:  By signing below,  I/we represent that I/we meet the suitability standards set forth in the Prospectus under "Suitability  Standards." Signatures
- Registered
Owner:_______________________________________
Co-Owner:____________________________________
Print Name of Custodian or Trustee:______________________________________
Authorized Signature:___________________________
Date:_____________________           Witness  _______
Signature_____________________________________

E.  PAYMENT   SHOULD  BE  SENT  TO  (IF  DIFFERENT   THAN   REGISTERED   OWNER):
Name:____________________________________________________
c/o_______________________________________________________
Address:__________________________________________________
Account Number:___________________________________________
City, State & Zip:____________________________________________
Telephone Number:_________________________________________

F: BENEFICIAL OWNER(S): All reports and financial statements will normally be sent to the registered owner at the address in Section B. If reports and financial statements are to be sent to the Beneficial Owner of an IRA or Keogh, insert name of the Beneficial Owner.

Name of Beneficial Owner Only:_______________________________
Telephone Number:_________________________________________
Address:_________________________________________________
City, State & Zip:___________________________________________

G. BROKER-DEALER/REGISTERED REPRESENTATIVE DATA: ALL LINES MUST BE COMPLETED, ANY MISSING SIGNATURES MAY DELAY PROCESSING OF THIS ORDER.

Broker-Dealer NASD Firm  Name:________________________________
Date:_______________   Telephone   Number:_______________________________
Main Office     Address:______________________________________
City, State &Zip:________________________________________________
Print or Type Name of Broker-Dealer, Principal or other Authorized Signatory:______________________________________________________
Authorized Signature:_____________________________________________

Print or Type Name of Registered Representative or other Authorized Signatory:________________________________________________________

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Signature:________________________________________________________

Branch Office Address:_____________________________________
City, State & Zip:________________________________________

MAIL TO: CDbeat.com, Inc., 444 Bedford Street, Suite 8s, Stamford, Connecticut 06901 telephone 203/602-9994, facsimile 203/602-9995.


OFFICE USE ONLY:
Date Received:__________________________________
Date Accepted/Rejected_________________________________________
Subscriber's Check Amount:_______________________
Check No.___________________ Date Check ________________
Deposited________________________________
MR #________________

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